Exhibit 23(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Karrington Health, Inc. on Form S-8 of our report on Karrington Operating Company (a partnership) dated January 24, 1995, appearing in the Prospectus, which is part of Registration Statement No. 33-03491 (as amended), of Karrington Health, Inc.




DELOITTE & TOUCHE LLP

Columbus, Ohio
November 26, 1996